Exhibit 10.8

Schedule Required by Instruction 2 to Item 601 of Regulation S-K

The form Indemnification Agreement was executed on October 15, 2008 by the following executive officers:

NAME	OFFICE
Robert A. Katz	Chief Executive Officer
Jeffrey W. Jones	Senior Executive Vice President and Chief Financial Officer
Keith A. Fernandez	President, Vail Resorts Development Company
Stanley D. Brown	President, RockResorts and Vail Resorts Hospitality
Blaise T. Carrig	Co-President, Mountain Division and COO, Heavenly Mountain Resort
John Mc.D. Garnsey	Co- President, Mountain Division and COO, Beaver Creek Mountain Resort

VAIL HOLDINGS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of October __, 2008, by and between Vail Holdings, Inc., a Delaware corporation (the “Company”) and ____________ (“Indemnitee”).  Capitalized terms are defined herein and in Section 14.

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, in order to induce Indemnitee to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, the Company and Indemnitee desire to continue to have in place the additional protection provided by an indemnification agreement and to provide indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by Delaware law; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein;

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below:

1. Indemnity.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by law and the Company's Certification of Incorporation and By-laws.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

    (a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company.  Pursuant to this Section l(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

    (b) Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section l (b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section l(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and to the extent that the U.S. District Court for the District of Colorado shall determine that such indemnification may be made.

    (c) Indemnification for Expenses if Indemnitee is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter which shall include all Expenses except those that relate to claims, issues or matters as to which Indemnitee was not successful.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice (including dismissals related to settlement), shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company).  The only limitation that shall exist upon the Company’s obligations pursuant to this Section 2 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution In The Event Of Joint Liability.

    (a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any Proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Company shall pay, in the first instance, the entire amount of any judgment, penalty, fine or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  In the absence of Indemnitee’s consent, which consent shall not be unreasonably withheld, the Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

    (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, penalties, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

    (c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company who may be jointly liable with Indemnitee.

4. Indemnification For Expenses Of A Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which such Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith; provided that attorneys’ fees incurred by Indemnitee in connection with his or her service as a witness only shall be reimbursed under this provision only if approved in advance by the Company, such approval not to be unreasonably withheld.

5. Advancement Of Expenses.

    (a) Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses reasonably and necessarily incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements requesting such advance or advances shall evidence to the Company’s reasonable satisfaction all Expenses incurred by Indemnitee and shall include an affidavit of Indemnitee’s counsel attesting that all Expenses sought to be advanced were reasonably and necessarily incurred by Indemnity, and shall also include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to promptly repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, and further undertaking to promptly repay any Expenses advanced but found not to have been reasonably and necessarily incurred.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.  To the extent permissible under third party policies, the Company agrees that invoices for the advancement of Expenses shall be billed in the name of and be payable directly by the Company.  Following, but not later than one year after, the conclusion of any Proceeding with respect to which the Company has advanced Expenses, the Company may commence an action to determine whether such Expenses were reasonably and necessarily incurred by or on behalf of Indemnitee.  In any such action, Indemnity shall have the burden of demonstrating that all Expenses advanced were reasonably and necessarily incurred and were required to be advanced pursuant to this Agreement.

    (b) Notwithstanding any of the foregoing provisions in this Section 5, the Company shall not be obligated to advance any expenses to Indemnitee arising from a lawsuit filed directly by the Company against Indemnitee if an absolute majority of the members of the Board of Directors reasonably determines in good faith, within twenty (20) days of Indemnitee’s request to be advance expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that Indemnitee acted in bad faith after Indemnitee has had an opportunity, with counsel, to present his case to the Board of Directors.  If such a determination is made, Indemnitee may have such decision reviewed by another forum, in the manner set forth in Section 6, with all references therein to “indemnification” being deemed to refer to “advancement of expenses” and the burden of proof shall be on the Company to demonstrate that, based on the facts known at the time, Indemnitee acted in bad faith.  The Company may not avail itself of this Section 5(b) as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a Change in Control.

6. Procedures And Presumptions For Determination Of Entitlement To Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the state of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

    (a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to Chief Executive Officer of the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Chief Executive Officer shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

    (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of Indemnitee: (1) by a majority vote of the disinterested directors, even though less than a quorum, or (2) by independent legal counsel in a written opinion, or (3) by the shareholders.

    (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c).  The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors).  Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14(g) and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may seek judicial resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

    (d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a).  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

    (e) Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Company.  In addition, the knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

    (f) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

    (g) If the person, persons or entity empowered or selected under Section 6(b) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, thereto; provided, however, that the running of such 60 day period shall be tolled for the duration of any period during which Indemnitee has, in the reasonable opinion of the person, persons or entity empowered or selected under Section 6(b) to determine whether Indemnitee is entitled to indemnification, failed to cooperate, as required by Section 6(h), below, with such person’s efforts to determine Indemnitee’s right to indemnification, and provided further that that the foregoing provisions of this Section 6(g) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 6(b) and if within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors resolve to submit such determination to the shareholders for their consideration at the next annual meeting thereof and such determination is made thereat.

    (h) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, and provide to such person, persons or entity upon reasonable advance request any documentation or information which is reasonably available to Indemnitee and reasonably necessary to such determination.  Nothing in this Agreement shall require Indemnitee to waive any of his rights under the United States Constitution or to provide information that is privileged or otherwise protected from disclosure.  Any Independent Counsel, member of the Board of Directors, or shareholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee's entitlement to indemnification.  Any costs or expenses (including attorneys’ fees and disbursements) reasonably and necessarily incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

7. Remedies.

    (a) In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee shall be entitled to an adjudication of his entitlement to such indemnification.  The Company shall not oppose Indemnitee’s right to seek any such adjudication in conformity with this Section7(a), but the Company may assert any appropriate objection or defense to such indemnification in any such adjudication.

    (b) In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced in any way by reason of that adverse determination.

    (c) If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i)  a misstatement by Indemnitee of a material fact, or omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

    (d) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, in accordance with Section 5, advance such Expenses to Indemnitee, that are actually and reasonably incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee in which Indemnity substantially prevails in Indemnitee’s effort (i) to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect, or (ii) to recover under any directors’ and officers’ liability insurance policies maintained by the Company.

    (e) The Company and Indemnity each shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate that the Company and Indemnity each are bound by all the provisions of this Agreement.

    (f) Interest shall be paid by the Company to Indemnitee at the legal rate under Colorado law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification (or reimbursement or advancement of any Expenses) and ending with the date on which such payment is made to Indemnitee by the Company.

8. Non-Exclusivity; Survival Of Rights; Insurance.

    (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnity under this Agreement in respect of any action taken or omitted by Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or later assertion or employment of any other right or remedy.

    (b)  With respect to any policy or policies of director’s liability insurance procured by the Company, in its discretion, for the benefit of its officers and directors, Indemnitee shall be provided insurance coverage no less favorable than that provided to similarly situated officers and/or directors, as the case may be.  In all such policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee at least the same rights and benefits as are accorded similarly situated officers and/or directors, as the case may be.  The Company shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify the Indemnitee to the extent Indemnitee is actually reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

9. Exceptions To Right Of Indemnification.  Notwithstanding any other provision of this Agreement other than Section 5(b), the Company shall not be obligated pursuant to the terms of this Agreement:

    (a) Excluded Action or Omissions.  To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement the Company’s Articles and Notice of Articles, or applicable law; provided, however, notwithstanding any limitation set forth in this Section 9(a) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 5 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

    (b) Claims Initiated by Indemnitee.  To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee, whether by way of claim, counterclaim, crossclaim, or any similar means of asserting a claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Articles or Notice of Articles now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim or (iii) as otherwise required under applicable law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

    (c) Lack of Good Faith.  To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 7 that any of the material assertions made by the Indemnitee as a basis for such action lacked a substantial basis in fact or law, was not made in good faith, or was frivolous or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 7 that any of the material defenses asserted by Indemnitee in such action lacked a substantial basis in fact or law, was not made in good faith, or was frivolous.

    (d) Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 9(d) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 5 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

10. Settlement.  The Company shall not settle any action, claim or Proceeding (in whole or in part) against the Company, Indemnitee or any current or former director or officer which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld.  The Company shall promptly notify Indemnitee that the Company has received an offer or intends to make an offer to settle any such Proceeding and shall provide Indemnitee reasonable time to consider such offer, provided however Indemnitee shall have no less than two (2) business days’ notice to consider such offer.

11. Duration Of Agreement.   This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 7 hereof relating thereto (including any rights of appeal of any Section 7 Proceeding).

12. Establishment of a Trust; Security.

    (a) To the extent reasonably requested by Indemnitee and (i) approved by the Board of Directors acting in good faith or (ii) in the event of a Threatened Change in Control, the Company shall at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld.

    (b) In the event the Indemnitee requests the Company to establish a funded trust pursuant to Section 12(a) (a “Trust”), the Company shall, from time to time upon written request of Indemnitee, fund such Trust in an amount reasonably sufficient to satisfy all Expenses reasonably anticipated at the time of each such request to be reasonably and necessarily incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The Company may, in its discretion, establish one collective trust for the benefit of all Persons who may have rights similar to those of the Indemnitee and the Trust shall form a part of such single collective trust.  The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by the Company and reasonably acceptable to the Indemnitee.  Nothing in this Section 12 shall relieve the Company of any of its obligations under this Agreement.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 6(c) hereof.  The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the Company, upon a Change in Control (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (b) the Trustee shall advance, within ten (10) business days of a request by the Indemnitee and upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, any and all Expenses to the Indemnitee, (c) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth above, (d) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise and (e) all unexpended funds in such Trust shall revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 6(c) hereof, that the Indemnitee has been fully indemnified under the terms of this Agreement.  The Trust shall be governed by Colorado law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Colorado Court in accordance with Section 21 hereof.

13. Enforcement.

    (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a member of the Board of Directors, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a member of the Board of Directors.

    (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

    (c) The Company and the Indemnitee agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that they each will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Colorado or in Colorado state court, this being in addition to any other remedy to which they are entitled at Law or in equity.  In addition, each of the Company and the Indemnitee (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Colorado or any Colorado state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of Colorado.

14. Definitions.  For purposes of this Agreement:

    (a) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

        (i) any Person or Group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more of the Company’s Voting Securities;
        (ii) during any period of twenty four (24) consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals (1) who were members of that Board of Directors or equivalent governing body on the first day of such period, (2) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, or (3) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body (excluding, in the case of both clause (2) and clause (3), any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors); or
        (iii) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, control over the Voting Securities (and taking into account all such Voting Securities that such Person or Persons has the right to acquire pursuant to any option right) representing fifty-one percent (51%) or more of the combined voting power of such Voting Securities; or
        (iv) the Company sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to another Person or Group.

    (b) “Company” shall include any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

    (c) “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.

    (d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond or other bond or its equivalent.

    (f) “Group” shall mean any group of Persons for purposes of Sections 13(d) and 14(d) of the Exchange Act.

    (g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law, whose relationship with the Company, its officers and directors, and Indemnitee is not such as would give rise to a reasonable question concerning his or her ability to fairly and objectively evaluate the issues with respect to which he or she is engaged, and who neither presently is, nor in the past three years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning any Indemnitee under this Agreement), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

    (h) “Person”  shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company

    (i) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or hi the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a member of the Company or Indemnitee of the Company, by reason of any action taken by him or of any inaction on his part while acting as a member of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; and excluding one initiated by Indemnitee pursuant to Section 6 to enforce his rights under this Agreement.

    (j) A “Threatened Change in Control” shall mean the occurrence of one or more of the following events:  (i) the Company (or any affiliate of the Company) entering into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including, without limitation, the Company) publicly announcing an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any Person or Group becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more of the Company’s Voting Securities; or (iv) the Board notifying Indemnitee in writing that a threat of a Change in Control exists.

    (k) “Voting Securities”  shall mean any equity securities of the Company that vote generally in the election of directors or equivalent governing body of the Company on a fully-diluted basis.

15. Severability.  If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

16. Modification And Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

18. Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

    (a)           If to Indemnitee, to:

        [Name]
        [Address]
        [Address]

    (b)    If to the Company, to:

        Vail Holdings, Inc.
        390 Interlocken Crescent
        Broomfield, Colorado  80021
        Attn:  General Counsel

19. Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20. Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Consent to Jurisdiction.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state or federal trial courts situated in the Denver, Colorado metropolitan area, (the “Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Colorado, irrevocably [the Company’s Statutory Agent in Colorado] as its agent in the State of Colorado as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Colorado, (iv) waive any objection to the laying of venue of any such action or proceeding in the Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court has been brought in an improper or inconvenient forum.

22. Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware without application of the conflict of laws principles thereof.

[Signature Page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VAIL HOLDINGS, INC.

By
Name:
Title:

[Indemnitee]